UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported) July 25, 2006

REAL ESTATE ASSICATES LIMITED VI

(Exact name of Registrant as specified in its charter)

            California

  0-13112

  95-3778627

(State or other jurisdiction

(Commission

     (I.R.S. Employer

   of incorporation or

File Number)

  Identification Number)

           organization)

55 Beattie Place

Post Office Box 1089

Greenville, South Carolina 29602

(Address of principal executive offices)

(864) 239-1000

(Issuer's telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:

[ ]

Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[ ]

Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[ ]

Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[ ]

Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01  Entry into a Material Definitive Agreement

Real Estate Associates Limited VI, a California limited partnership (the “Registrant“), owns a 99% limited partnership interest in Parkesedge Associates, a Pennsylvania limited partnership (“Parkesedge”).  Parkesedge owns a 44-unit apartment complex located in Parkesburg, Pennsylvania.  On July 25, 2006, the Registrant and Harlan J. Wall and M. Joy Wall (“Wall”), affiliates of the general partner of Parkesedge, entered into an Assignment and Assumption Agreement to provide for the assignment of the Registrant’s limited partnership interest to Wall for $390,000.  The Registrant had no investment balance remaining in Parkesedge at the time of the assignment.

The foregoing description is qualified in its entirety by reference to the Assignment and Assumption Agreement, a copy of which is filed as exhibit 10.2 to this report.

In accordance with the Restated Certificate and Agreement of Limited Partnership, the Registrant’s general partner intends to utilize the proceeds from the assignment of its limited partnership interest for the Registrant’s operations and reserves.

Item 9.01

Financial Statements and Exhibits

(d)

Exhibits

10.2

Assignment and Assumption Agreement by and between Real Estate Associates Limited VI, a California limited partnership, Harlin J. Wall and Parkesedge Corporation, a Pennsylvania corporation, and Harlin J. Wall and M. Joy Wall, individuals, dated July 25, 2006.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

REAL ESTATE ASSOCIATES LIMITED VI

By: National Partnership Investments Corp.
Corporate General Partner

By: /s/Kathleen Danilchick
Kathleen Danilchick
Senior Vice President and
Chief Financial Officer

Date: July 31, 2006